Exhibit 10.1

FOMO CORP Subsidiaries Set New Record By Increasing Sales Over 40%

Chicago IL, September 16, 2021 - FOMO CORP. (https://www.fomoworldwide.com/ - US OTC: FOMC) is pleased to announce the Company’s subsidiaries, the Energy Intelligence Center LLC (EIC - https://energyintelligencecenter.com/) and Purge Virus, LLC (PV - https://purgevirus.com/) sales for the period June 1 – September 10, 2021 show a sales increase of over 40% when compared to the previous 5-months period dated January 1 – May 31, 2021.

“Sales for the June 1st – September 10th period is valued at over $330,000, representing over 40% increase in sales when compared to the January 1st – May 31st period. These record sales were achieved in a shorter period of time and exceeds our prior period sales by more than 15%; we are delighted with our operations and sales success” stated Vik Grover, CEO, FOMO CORP. “Total proposals in September alone are over $1.4 million. We are once again raising our sales bar while working on achieving profitability and growth”

Customers for the record sales period include:

●	Designing and installing Lighting for a new commercial manufacturing facility;
●	Replacement lighting at several commercial businesses;
●	Installation of Heating, Ventilation, and Air Conditioning Controls for improved energy efficiency at major east coast US beverage distributors; and
●	Providing air disinfection and mold remediation devices for private and public schools, and law enforcement agencies.

The Company continues to respond to requests for quotations and confirms the continuation of sales goals and objectives favoring growth and profitability.

About Purge Virus, LLC: Purge Virus, LLC focuses on the air quality within and around buildings and structures, especially as it relates to the health and comfort of building occupants.

Purge Virus, LLC is being rebranded as IAQ Technologies, LLC (IAQ Tech). IAQ Tech will focus on the air quality within and around buildings and structures, especially as it relates to the health and comfort of building occupants. At the core of our IAQ services continues to provide proven and cost effective germicidal disinfection of air and surfaces across commercial and residential landscapes.

The IAQ Tech website www.iaqtech.com is coming soon.

With IAQ Tech’s and EIC’s expanded focus on total building indoor air quality by assessing the concentration of contaminates and thermal conditions that may negatively affect the health, comfort and performance of the building’s occupants.

About the Energy Intelligence Center, LLC.: The Energy Intelligence Center, LLC. (EIC; https://energyintelligencecenter.com/) is an energy services company uniquely positioned to provide energy efficiency, optimization, operations, and economic incentives for the optimization of building equipment, and management and automation systems. Our mission is to create client focused energy efficient building portfolios. The Independence LED lighting (iLED) facet of the EIC is a professional lighting solutions company with Made in America LED lighting products, manufacturing experience, and insight.

About FOMO CORP.

FOMO CORP. (https://www.fomoworldwide.com) is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO CORP. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO CORP.’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price.

Investor Contact:

FOMO CORP.

Investor Relations

(630) 286-9560

IR@fomoworldwide.com